Exhibit 10.15

Plan Document

PerkinElmer, Inc., 1998 Employee Stock Purchase Plan

As Amended and Restated December 10, 2009

The purpose of this Plan is to provide eligible employees of PerkinElmer, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $1.00 par value (the “Common Stock”), commencing on September 1, 1998. Five Million (5,000,000) shares of Common Stock in the aggregate have been approved for this purpose (as adjusted to reflect a split of the Company’s Common Stock effective June 1, 2001).

1. Administration. The Plan will be administered by a Committee appointed by the Board of Directors of the Company (the “Board” and the “Committee” respectively). The Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary (foreign or domestic) of the Company (as defined in Section 424(f) of the Code) designated by the Committee from time to time (a “Designated Subsidiary”) are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that they are employees of the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Committee retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings. The Company will make one or more “Offerings” to employees to purchase stock under this Plan. Each Offering shall be of a duration of 12 months or such other period (the “Offering Period”), as determined by the Committee; the first Offering Period beginning September 1, 1998 will end on June 30, 1999.

4. Participation. An employee eligible on the first business day of any Offering Period (the “Offering Commencement Date”) may participate in such Offering by completing and forwarding an enrollment form to the employee’s appropriate Human Resource Office. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period, or an alternative contribution from the employee to fund the purchase of shares on the employee’s behalf as described in Section 5. Unless an employee files a new form or withdraws from the Plan, his deductions or alternative contributions and purchases will continue at the same rate for future offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means all regular straight time gross earnings, overtime, shift premium, and sales commissions, but excluding, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items. The Committee will establish the method of enrolling, and the enrollment period for each Offering under the Plan.

5. Payroll Deductions/Alternative Contributions. The Company will maintain payroll deduction accounts for all participating employees, or, if payroll deductions are not permitted under applicable law, permit employees to make alternative contributions. Alternative contributions for the purpose of this Plan shall mean payment of contributions through personal checks of participants or such other means of contributing to the Plan as authorized by Committee. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction or alternative contribution in terms of whole number percentages up to a maximum of 10% of the Compensation he or she receives during the Offering Period or such shorter period during which deductions from payroll or alternative contributions are made. Any change in Compensation during the Offering will result in an automatic corresponding change in the dollar amount withheld or contributed through alternative contributions.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the first Offering Period in the calendar year) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes. An employee may decrease or discontinue his payroll deduction, revoke his alternative contribution authorization or not contribute his alternative contributions during an Offering Period, by filing a new payroll deduction or alternative contribution authorization form. However, an employee may not increase his payroll deduction or alternative contributions during an Offering Period. If an employee elects to discontinue his payroll deductions or alternative contributions during an Offering Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted or contributed prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in an Offering Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Any amounts withdrawn by an employee pursuant to the preceding sentence will be paid to the employee in the same currency as that in which he receives his Compensation. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.

9. Purchase of Shares. On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Offering Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) the largest number of whole shares of Common Stock of the Company, not in excess of the Share Maximum (as defined below) and which does not exceed the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Offering Period.

The “Share Maximum” with respect to an Offering Period shall be the number of shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) by (ii) where:

(i) is (a) in the case of the first Offering Period of a calendar year, $25,000 or, in the alternative, (b) in the case of a subsequent Offering Period in a calendar year the excess of (I) $25,000 over (II) the product of the number of shares of Common Stock purchased in the first Offering Period in such calendar year multiplied by the closing price (as defined below) on the Offering Commencement Date of such first Offering Period, and

(ii) is the closing price (as defined below) on the Offering Commencement Date.

The Share Maximum shall in addition be subject to the $25,000 limit as set forth in Section 5. In the case of overlapping or concurrent Offering Periods, or if Offering Periods are of a different duration than 6 months, or for any other reason, the Company may establish a different Share Maximum in connection with establishing the terms of the Offering Period.

The Committee shall determine the Option Price for each Offering Period, including whether such Option Price (i) shall be determined based on the lesser of the closing price of the Common Stock on the first business day of the Offering Period or on the Exercise Date, or (ii) shall be determined based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. With respect to Offering Periods commencing on or after July 1, 2005, the Option Price shall be 95% of the closing price of the Common Stock on the Exercise Date, unless a different Exercise Price is established by the Committee prior to the Offering Commencement Date of the Offering Period to which such Exercise Price is to apply. “Closing price” shall be the closing price on the New York Stock Exchange. If no sales of Common Stock were made on such a day, the closing price shall be the reported closing price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the largest number of shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions or alternative contributions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above). If either the accumulated payroll deductions or the alternative contributions from the employee are denominated in a currency other than U.S. Dollars, they shall be converted into U.S. Dollars at the exchange rate in effect and used by the Company on the Exercise Date. Each participant shall bear the risk of any currency exchange rate fluctuations between the date on which any funds are received on behalf of such participant and the Exercise Date.

Any balance which is less than the purchase price of one share of Common Stock will at the Company’s discretion, either (a) be carried forward into the employee’s payroll deduction or alternative contribution account for the following Offering (unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded) or (b) be considered, solely for bookkeeping purposes, to represent a fractional share of Common Stock purchased by the employee.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee. In addition to the certificate representing shares of Common Stock, the employee will receive cash in lieu of any fractional share interest as described in Section 9. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of an Offering Period, no payroll deduction shall be taken from any pay due and owing to an employee and no alternative contributions shall be accepted and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Offering Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay nor alternative contributions made by the employee shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. Unless otherwise prohibited by applicable law, all funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purposes.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

16. Merger. If the Company shall at any time merge or consolidate with another and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not result in Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Committee as of a date prior to the effective date of any such transaction and all payroll deductions or alternative contributions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions or alternative contributions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan. The Committee or the Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan. This Plan may be terminated at any time by the Committee or the Board. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded in the same currency as that in which the employee receives his Compensation.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on the New York Stock Exchange and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

The Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent that such law is preempted by U.S. federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock from shares held in the treasury of the Company, or from any other proper source.

22. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Effective Date and Approval of Shareholders. The Plan shall take effect on September 1, 1998 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board or the amounts in the accounts of participating employees shall be promptly refunded.

24. Effect on Employment. Participation in the Plan will not impose any obligation upon the Company or any Designated Subsidiary to continue the employment of a Participant for any specific period of time and will not affect the right of the Company or any Subsidiary to terminate a Participant’s employment at any time, with or without cause. Any income a Participant may realize as a result of participation in the Plan shall not be considered as a part of such Participant’s compensation or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise required under other benefit plans provided by the Company or its Subsidiaries or required by applicable law or contractual obligation of the Company or its Designated Subsidiaries.

25. Grants to Employees in Foreign Jurisdictions. The Company may, in order to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

26. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

Originally adopted by the Board of Directors on July 22, 1998 and approved by the stockholders on April 27, 1999

5